UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): December 4, 2017

BULLFROG GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-164908	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

897 Quail Run Drive, Grand Junction, Colorado		81505
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (970) 628-1670

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(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 - Corporate Governance and Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On December 1, 2017, the Board of Directors of Bullfrog Gold Corp. (the “Company”) approved a stock compensation distribution to David Beling, CEO and President, Alan Lindsay, Board Chairman and Kjeld Thygesen, Board Member for year-end bonus and board membership contributions.  There was a total of 200,000 shares awarded to Mr. Beling, 300,000 shares awarded to Mr. Lindsay and 200,000 shares awarded to Mr. Thygesen with the fair market value of $0.136 per share determined by the closing price of the Company’s common stock as of December 1, 2017.

In addition to the stock compensation, the Board approved distribution of stock options to David Beling, CEO and President, Alan Lindsay, Board Chairman, Kjeld Thygesen, Board Member and a consultant. There were a total of 2,000,000 options awarded to Mr. Beling, 1,500,000 options awarded to Mr. Lindsay, 1,000,000 options awarded to Mr. Thygesen and 500,000 options awarded to a consultant with an exercise price of $0.136 per share determined by the closing price of the Company’s common stock as of December 1, 2017.

The shares and options are 100% percent vested as of the grant date.  There are no plans to register the shares and therefore will be subject to 144 stock restrictions.

Item 8.01.

Other Events

Filed herewith is the 2017 Equity Incentive Plan to be used by the Company as issued stock options in Item 5.02, previously discussed.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

Exhibit No .	Description

10.1	2017 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 4, 2017	BULLFROG GOLD CORP.

	By:	/s/ David Beling
Name: David Beling
Title: President, Chief Executive Officer and Chief Financial Officer

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